As filed with the Securities and Exchange
Commission on August 9, 2001                       Registration No. 333-67144
==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549

                            FORM SB-2
                           Amendment #2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           GERACO, INC.
          (Name of Small Business Issuer in its Charter)

Nevada                              590012                    87-1578749
_______________________   ___________________________   _____________________
(State or jurisdiction   (Primary Standard Industrial   I.R.S. Employer
of incorporation          Classification Code Number)   Identification No.)

                    198 Union Blvd. Suite 200
                       Lakewood, CO 80228;
                          (303) 949-2598
    _____________________________________________________________________
         (Address  and telephone number principal executive offices)


                                Same as above
   _______________________________________________________________________
             (Address of principal place of business or intended
                         principal place of business)


                                Same as above
   _______________________________________________________________________
          (Name, address and telephone number of agent for service)

                               With copies to:
                         James N. Barber
                   50 West Broadway, Suite 100
                    Salt Lake City, Utah 84101
                          (801) 364-6500

     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                       CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

                                    Proposed        Proposed
Title of each                       maximum         maximum         Amount of
class of securities  Amount to      offering price  aggregate       registra-
to be registered     be registered  per unit        offering price  tion fee
-------------------- -------------  --------------- --------------- ---------
 Common               2,000,000      $   .05         $    100,000    $ 26.40
-----------------------------------------------------------------------------

This registration statement shall become effective in accordance with Section 8(a) of the Securities Acts of 1933 on such date as the Commission, acting pursuant to Section 8(a), may determine.

                            Prospectus

                           GERACO, INC.
                    198 Union Blvd. Suite 200
                        Lakewood, CO 80228

                        2,000,000 Shares  - Common stock

                This is Geraco's initial public offering.
                     We are offering 2,000,000 common shares.
                 The public offering price is $.05 per share.

               We have no public market for our common stock.
        ____________________________________________________________

            Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 2 of this prospectus.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.
            ___________________________________________________________


     The shares are being sold by our President, Gerald D. Curtis, in a self-underwritten or "best efforts" offering of 2,000,000 shares. There is no minimum proceeds in this offering and proceeds are available to us immediately upon receipt. The price of our shares in this offering has been arbitrarily determined. To purchase shares in this offering, you must purchase at least 100 shares. The offering will terminate 180 days from the effective date unless extended by management for an additional 90 days, regardless of whether maximum proceeds are received. The offering may be terminated prior to that date at the discretion of management.

                                                        Per share  Total
                                                        ---------  ---------
Public offering price per share.......................  $    .05   $ 100,000
Commissions per share ................................  $    -0-   $  -0-
Proceeds to Geraco    ................................  $    .05   $ 100,000





            The date of this prospectus is October 29, 2001

                        TABLE OF CONTENTS


Prospectus Summary..........................................................6

Risk Factors................................................................6
   Risks related to our financial condition.................................7
   Risks related to our business............................................7
   Risks related to this offering, our stock price, and corporate control...8

Forward-looking Statements..................................................10

Use of Proceeds.............................................................11

Determination of Offering Price.............................................12

Dilution....................................................................12

Comparative Data............................................................13

Selling Security Holders....................................................14

Plan of Distribution........................................................14
   How this offering will be sold...........................................14
   No commitment for purchase of shares; no escrow of funds.................14
   How to subscribe.........................................................15
   Purchases by officers, directors and principal shareholders..............15

Legal Proceedings...........................................................15

Directors, Executive Officers, Promoters and Control Persons................15
   Identification of officers and directors.................................15
   Business experience of officers and directors............................16
   Involvement in other public companies....................................17
   Significant employees....................................................17
   Involvement in certain legal proceedings.................................17
   Family relationships.....................................................18

Security Ownership of Certain Beneficial Owners and Management..............18

Description of Securities...................................................19
   Common stock.............................................................19
   Change in Control Provisions.............................................19

Experts.....................................................................19

 Disclosure of Commission Position of Indemnification for Securities Act
Liabilities.................................................................20

Description of Business.....................................................20
  Business development......................................................20
  Our business..............................................................20
  Reports to securities holders.............................................22

Management's Discussion and Analysis or Plan of Operation...................22

Description of Property.....................................................24

Certain Relationship and Related Transactions...............................24

   Office rent..............................................................24
   Purchase of common stock.................................................24

Market for Common Equity and Related Stockholder Matters....................25
   No market for our shares.................................................25
   Effect of Penny Stock Reform Act and Rule 15g-9..........................25
   Possible issuance of additional securities...............................26
   Other provisions.........................................................26
   Shares subject to conversion.............................................26
   Shares subject to Rule 144...............................................26
   OTC bulletin board.......................................................27
   Holders..................................................................27
   Dividends................................................................27

Executive Compensation......................................................27

Changes In and Disagreements with Accountants...............................28

Financial Statements........................................................28

Outside Back Cover Page of Prospectus.......................................38

                        Prospectus Summary

     You should read the entire prospectus carefully, especially the risks of purchasing our common stock discussed under "Risk Factors."

The Company
-----------

         We were incorporated on February 26, 2001 as a Nevada corporation for the purpose of selling inspirational gifts from custom manufacturers to retailers, wholesalers, and the general public. We are a development stage company with no operations or revenues.

         Our principal executive offices are located at 198 Union Blvd. Suite 20 Lakewood, CO 80228; Our telephone number is (303)949-2598.


The Offering
------------
         2,000,000 shares at public offering price of $.05 per share Maximum proceeds $ 100,000 - No minimum proceeds

    *    Common stock outstanding prior to offering.........  4,000,000 shares
    *    Common stock offered by us.......................... 2,000,000 shares
    *    Common stock outstanding after offering if 25% sold  4,500,000 shares
    *    Common stock outstanding after offering if 50% sold  5,000,000 shares
    *    Common stock outstanding after offering if 100% sold 6,000,000 shares


Use of Proceeds
-------------------

     We propose to use the net proceeds as follows, in order of priority:

                                Assuming sale    Assuming sale   Assuming sale
                                of 100% or       of 50% or       of 25% or
Description                     2,000,000        1,000,000       500,000
                                Shares           shares          shares
------------                    --------------  -------------   -------------
Estimated Offering Expense......$      10,000   $     10,000    $   10,000
Merchandise Inventory...........       40,000         15,000         7,000
Storage Unit....................        2,000          2,000         1,000
Rent (1)........................        6,000          3,000         1,500
Working Capital.................       29,500         14,500         5,500
Salaries........................       10,000          5,000             0
Office Equipment................        2,500            500             0
                                --------------  -------------   -------------
      Total.....................$     100,000   $     50,000    $   25,000
                                ==============  =============   =============


     In this prospectus, reference to "we", "our" and "us" refers to Geraco, Inc.

                                 Risk Factors

     The following are risk factors which are directly related to our business, financial condition, and this offering. Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment.

Risks related to our financial condition
----------------------------------------

     We have no operating history so it will be difficult for you to evaluate an investment in our common stock; we do not know whether we will be able to operate profitably.

     We were formed on February 26, 2001, and since that time our business activities have been limited to start-up and development activities. There is no assurance that we will be successful in marketing our inspirational cards and gifts. It will be more difficult for you to evaluate the investment potential in a start-up company such as ours than in a company with an operating history. We do not know whether we will be able to operate profitably in the business we have chosen to develop. You run the risk of losing all or part of your investment.

     Unless we can raise capital in this offering, we may be unable to continue in business.

     We do not have an established source of revenue sufficient to cover our operating costs to allow us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to successfully complete this offering, operate profitably and/or raise additional capital through other means.

Risks related to our business
-----------------------------

     Our current officers and directors have minimal experience in wholesale and retail sales and may not be able to successfully develop relationships with wholesalers and/or customers; they may not have sufficient experience to effectively estimate our product needs, or to market and sell our products at a profit to us.

     Our officers and directors have no experience in retail and wholesale sales. Our management's lack of experience could make them unable to successfully develop relationships with wholesalers and manufacturers. Lack of experience could also cause them to make poor decisions on merchandise selection and inventory; and could make it difficult for them to market and sell our products effectively. In addition, management may not have correctly estimated inventory needs for a start up company such as Geraco nor anticipated purchase prices and resale prices accurately. Even if we succeed in purchasing inventory at what we believe is a discounted price, we could have difficulty in reselling the same for prices which would be profitable to us.

     The amount of time officers and directors have to devote to our business is limited which may limit their ability to successfully develop our business.

     The amount of time which each of our officers and directors will devote to our business will be limited to five to ten hours per week. They may be unable to devote the time necessary to fully develop the business due to the fact that they devote time to other business interests they have. There exists potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities. At this time, none of our officers and directors are involved with a business, which would benefit from the same type of corporate opportunity as Geraco, Inc.

     We will encounter substantial competition from larger and more experienced companies; competition will make it difficult for us to achieve profits.

     The market for wholesale and retail of cards and gift merchandise is highly competitive and involves a high degree of risk and there is no assurance that we will be able to operate profitably. We will be competing with larger, more experienced, and better funded companies which have already developed relationships with manufacturers and wholesalers as well as potential end-users. Due to our lack of experience in the industry and minimal funding, it may be difficult for us to develop relationships with wholesalers and manufacturers as well as develop a market niche for any inspirational gifts we may purchase. We will be competing with other "jobbers" in the purchase of specialty cards and gift merchandise. We will also be competing with some of the wholesalers and manufacturers themselves who have established direct relationships with end users. It will be extremely difficult for us to compete which will make it difficult to achieve profits. We believe that we will be able to compete successfully only if we are able to successfully establish relationships with retail end-users. In the retail segment of our business, which will be minimal, we will experience substantial competition with other entities such as Hallmark Cards, Barnes & Noble, Spencers Gifts, and Discount Houses in the sale and marketing of cards and gift merchandise all of which have greater name recognition and experience. We will not be able to directly compete with such entities but will either (a) sell our inventory to them; or (b) direct retail sales efforts through flea markets and swap meets and expo marts.

Risks related to this offering, our stock price, and corporate control
------------------------------------------------------------------------

     Investors are relying on management's discretion in the use of proceeds from this offering; management's uses of proceeds may not result in revenues to us.

     Investors will be relying on the judgment of our management regarding the application of a significant portion of the proceeds from this offering. Investors will rely on management's discretion in identifying merchandise which may have potential value. If management uses the proceeds of this offering for purposes which do not result in increasing our revenues, the value of your investment could be reduced.

     The price of the shares in this offering was arbitrarily determined and our offering price of $.05 per share may be too high; the price of our stock in any market which may develop after our offering could be much lower than the price you paid for your stock.

     If you purchase shares of our common stock in this offering, you will pay a price that was not established in a competitive market but was determined arbitrarily by us. The price bears no relationship to our assets, shareholders' value or any other recognized criteria of value, and it should not be considered to be an indication of our actual value. The price we have established may be too high and you may lose all or part of your investment.

     In addition, the price of the common stock that will prevail in any market that develops after the offering may be lower than the price you paid. The stock market, in general, has been volatile and has experienced fluctuations that have often been unrelated or disproportionate to the operating performance of companies like ours. The market price of our common stock could be volatile and subject to wide fluctuations.

     We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

     There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC Bulletin Board as soon a we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

     Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult

     Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

      *   the delivery of standardized risk disclosure documents;
      * the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
      * written determination that the penny stock is a suitable investment for purchaser;
      *   written agreement to the transaction from purchaser.

      These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop. Penny stock rules are discussed in more detail on page 26 of this prospectus.

      Our officers/ directors and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

     Officers, directors and existing stockholders, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. Our officers and directors and entities affiliated with them will, in the aggregate, beneficially own approximately 66% of our common stock following this offering in the event the maximum offering is sold, assuming they do not purchase any of the shares in the offering. These stockholders will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of Geraco, Inc. These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

     You will suffer an immediate and substantial dilution to your investment if you purchase shares in this offering.

     Investors purchasing shares in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share will exceed our net tangible book value per share. See "Dilution" for a calculation of the extent to which your investment will be diluted.

     There is no minimum offering and no assurance that the $100,000 offering amount in this self-underwritten offering will be sold; failure to receive maximum proceeds could result in an inability to achieve our minimal business goals over the next year and could reduce the value of your investment; although we believe this offering will meet our needs over the next 12 months, if fully subscribed, we may require additional sources of financing in the future.

     We currently anticipate that the net maximum proceeds from the offering ($100,000), together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months. The shares are being sold by the President, Gerald D. Curtis, in a self-underwritten public offering of 2,000,000 shares. No individual or firm is committed to purchase or take any of the shares. There is no assurance that any portion of the shares will be sold. There is no minimum in this offering and no escrow of funds which are available to us immediately upon receipt. Your investment will not be returned if we do not raise the full $100,000. If we do not succeed in achieving proceeds of $100,000, we may not have sufficient funds to effect our business plan for the next 12 months and we will need to reduce the amount of inventory we purchase as well as make other adjustments to our proposed use of proceeds and our business plan. We expect to generate losses until such time as merchandise from manufacturers or retailers with overruns are located and product is sold to retailers and wholesalers. Even assuming maximum proceeds, if we do not succeed in seeing revenues from operations in the next twelve months, we may require additional funding which may not be available when needed. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions. Failure to achieve maximum proceeds in this offering and/or the need for additional future financing could reduce the value of your investment.

                    Forward-looking Statements

     Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis or Plan of

Operations", "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements including those discussed under "Risk Factors."
The forward-looking statements presented in this prospectus are based on events through the date on which the statements are made.

                         Use of Proceeds

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of $10,000, will be approximately $90,000 if all shares are sold. It is possible that we will not sell any shares in the offering. We believe that we must sell at least 25% of our offering ($25,000) to begin putting our business plan into effect although such amount will be insufficient to meet our needs over the next 12 months unless we achieve revenues from operations almost immediately. We believe we need to raise maximum proceeds to most effectively implement our business plan and less than that amount will require us to limit salaries; limit our payments of $500 per month rent to Mr. Curtis which will be accrued; and limit significantly our purchase of merchandise. Limited inventory could cause us to fail as a going concern if we make unwise inventory choices or if we fail to resell the same in a timely manner in order to generate cash flow.

     We propose to use the net proceeds as follows, in order of priority:

                                Assuming sale    Assuming sale   Assuming sale
                                of 100% or       of 50% or       of 25% or
                                2,000,000        1,000,000       500,000
Description                     Shares           shares          shares
------------                    --------------  -------------   -------------
Estimated Offering Expense......$      10,000   $     10,000    $     10,000
Merchandise Inventory...........       40,000         15,000           7,000
Storage Unit....................        2,000          2,000           1,000
Rent (1)........................        6,000          3,000           1,500
Working Capital.................       29,500         14,500           5,500
Salaries........................       10,000          5,000               0
Office Equipment................        2,500            500               0
                                --------------  -------------   -------------
      Total.....................$     100,000   $     50,000    $     25,000
                                ==============  =============   =============


(1) Rent will be paid to an officer and director, Mr. Gerald D. Curtis and will be reduced accordingly if less than maximum proceeds are received. Mr. Curtis will defer the balance of any payments due (if less than $500.00 per month are made to him) until such time as the Company begins seeing revenues from operations or receives additional financing.

     The working capital reserve may be used for general corporate purposes to operate, manage and acquire inventory. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any acquisitions of merchandise.

      The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.

      Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

      We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose to then begin paying our officers approximately $15.00 per hour for future services while they work for us. Any full time employees, including officers if they work full time, will be paid salaries competitive in the industry subject to our ability to do so.

                       Determination of Offering Price

     As of the date of this prospectus, there is no public market for our common stock. The offering price of the shares was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock. It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth. In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investors, our financial condition, our potential for profit and the general condition of the securities market. The offering price of $.05 per share was decided on by us because we believe that the price of $.05 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering following this offering. Our common stock has never been traded on any exchange or market prior to this offering.

                             Dilution

     As of the date of this offering, we had 4,000,000 shares issued and outstanding and a net tangible book value of $18,060 or $.00 per share.

     The proceeds from the sale of shares will vary depending on the total number of shares sold.

     If all 2,000,000 shares are sold, there would be a total of 6,000,000 shares issued and outstanding. If the maximum 2,000,000 shares are sold, the net proceeds to us after deducting offering costs of $10,000 would be $90,000. Adding the net proceeds to the net tangible book value, the total net tangible book value of Geraco, Inc. would be $98,060. Dividing the net worth of Geraco, Inc. by the number of shares outstanding discloses a per share book value of approximately $0.04 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $0.03 or approximately 20.0% and the present shareholders will receive an immediate book value increase of approximately $0.02 per share.

          Offering price per share                          $0.05
            before deduction of operating expense
          Net tangible book value per share                 $0.00
             before the offering
          Net tangible book value per share                 $0.01
             after the offering

          Dilution to new investors                         $0.04
            per share
          Dilution to new investors                         20.0%
            as a percentage


The following table illustrates the dilution per share to new investors on a percentage of completion basis:


                                     Assumes       Assumes   Assumes
                                     500,000       1,000,000 2,000,000
                                     shares        shares    shares
                                     -------       -------   -------
Initial public offering price         $.05         $.05      $.05
     per share

Pro forma net tangible book           $.00         $.00      $.00
     value per share as of
     June 30, 2001

Pro-forma net tangible book           $.00         $.00      $.01
     value increase per share
     attributable to new
     shareholders

As adjusted net tangible book         $.00         $.01      $.01
     value per share after offering

Dilution per share to new             $.05         $.04      $.04
     shareholders
______________________


                         Comparative Data

     The following chart illustrates the pro forma proportionate ownership in Geraco, Inc. upon completion of the offering if the maximum amount is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to the capital of Geraco, Inc. by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.


                Shares             Amount                Average
                Owned     Percent  Paid       Percent    Price/Share
              ---------  --------  --------   --------   --------

Present       4,000,000     67%     $18,060      15%      $0.00
Shareholders

New           2,000,000     33%    $100,000      85%      $0.05
Investors

Note 1: Investors should be aware that their proportionate dilution will increase as less shares are subscribed for.
Note 2:   All figures are rounded off to the second decimal point.


                       Selling Security Holders

      There are no selling security holders in this offering.



                         Plan of Distribution

How this offering will be sold
------------------------------

     Geraco, Inc. will sell shares of its common stock according to this prospectus directly to any and all suitable investors in approved states in which these securities are registered or are exempt from registration. This is a self-underwritten offering with 2,000,000 shares offered. Gerald D. Curtis, our President, will sell the shares. He is registered in the State of Colorado as an issuer/agent and qualifies for the exemption from registration as a broker dealer under Rule 3a4-1 of the Exchange Act because:

      * he will not receive commissions or other offering remuneration of any kind for selling shares in this offering;

      *  he is not subject to statutory disqualification;

      *  he is not currently associated  with a broker/dealer firm;

      * and he meets the qualifications of subparagraph (a)(4)(ii) of the rule because he will perform substantial duties for us at the end of the offering (other than the sale of securities); he was not a broker/ dealer or associated person in the preceding 12 months; and, he does not intend to participate in selling an offering of securities of any issuer more than once every 12 months

     We will not accept any subscriptions or payment until the registration statement which this prospectus is made a part of is declared effective by the Securities and Exchange Commission.

No commitment for purchase of shares; no escrow of funds
---------------------------------------------------------

     No one has committed to purchase or take any of the shares offered. In the event that the 2,000,000 shares having a gross subscription price of $ 100,000 are not sold within 90 days from the date of this prospectus, we may extend this offering for an additional 90 days. We are not escrowing funds and there is no minimum in this offering. All proceeds raised will be immediately available for our use upon receipt. No funds will be returned to investors if we do not achieve $100,000 in proceeds.

     The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of some matters by legal counsel. We reserve the right to withdraw, cancel or modify such offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors as soon as practicable upon acceptance of cash.

How to subscribe
-----------------

     In order to purchase shares in this offering, you must subscribe to purchase a minimum of at least 100 shares. No maximum purchase amount has been set by us.

     If you desire to subscribe for shares in this offering, you must complete a subscription agreement and pay the entire subscription amount in wire transferred funds, cash, check or money order upon subscribing. You must deliver the subscription agreement directly to Gerald D. Curtis.
Checks must be made payable to  "Geraco, Inc."

     By signing the subscription agreement, you are making a binding offer to buy shares. The subscription agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the subscription agreement. All subscriptions are subject to acceptance by us.

     You are urged to consult your own counsel and accountant with respect to the merits of an investment in the shares.

Purchases by officers, directors and principal shareholders
-----------------------------------------------------------

     Our officers, directors and principal shareholders and persons associated with them may purchase some of the shares being offered according to this prospectus, not to exceed 33% of the shares sold in this offering.
Any securities purchased by our officers, directors, and principal shareholders will be purchased for investment purposes only and not for the purpose of redistribution. Moreover, it is not intended that the proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including officers and directors, to purchase the shares offered.

     Purchases of shares by officers and directors will result in management
increasing its control of Geraco, Inc.   Consequently, this offering could
close with a greater percentage of shares being held by present management and with lesser participation by the other investors than would otherwise be the case.



                        Legal Proceedings

      There are no legal proceedings or pending litigation to which we are a party or against any of our officers or directors as a result of their capacities with Geraco, Inc. and we are not aware of any threat of such litigation. We are not aware of any proceeding involving us that a governmental authority may be contemplating.


    Directors, Executive Officers, Promoters and Control Persons

Identification of officers and directors
----------------------------------------

Name                      Age    Position                       Since
-------------------       -----  -----------------------        -------------
Grald D. Curtis            68    Director, President &          February 2001
                                 Secretary/Treasurer

Brian Curtis               39    Director, Vice-President       February 2001

      Each of the above persons will serve as director until our next annual meeting of shareholders or until his/her successor is elected and qualified.

      All officers of Geraco serve at the pleasure of the board of directors and will hold office until the next annual meeting of the Board of Directors. There is no person who is expected to make any significant contribution to the business of Geraco other than the current officers and directors. We do not have employment agreements with any of our officers or directors.

      The officers and directors each have experience in businesses most of which are unrelated to the type of business proposed by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base.


Business experience of officers and directors
---------------------------------------------

     GERALD D. CURTIS, D.D.S. serves as our President, secretary and Treasurer and Chairman of The Board of Directors, and has done so since inception of our company.

     Dr. Curtis practiced dentistry until July 1999, when he sold his dental practice. At that time he retired from dentistry and joined Altrimega Health Corporation in August of 1999 through April 2001 when he resigned. Altrimega Health Corporation is a start-up company which is attempting to develop health and nutritional products.

     Prior to this Dr. Curtis practiced dentistry in Salt Lake City, Utah for almost 40 years. He completed his undergraduate studies at the University of Utah in Salt Lake City. He obtained his D. D. S. degree at the University of Kansas City in Kansas City, Missouri in 1959.

     BRIAN CURTIS, serves as our Vice-President and Director, and has done so since inception of our company.

     In addition to his duties as an officer and director of our company Mr. Curtis also works as a full time fabrication design specialist for Boeing Corporation. He has worked at Boeing for the past six years since March of 1995.

     The term of office for each Director is one year, or until his successor is elected and qualified at the Company's annual meeting of Shareholders, subject to ratification by the Shareholders. The term of office for each Officer is one year or until a successor is elected and qualified and is subject to removal by the Board.

     No Officer or Director of the Company has been the subject of any Order, Judgement, or Decree of any court of competent jurisdiction, of any regulatory agency enjoining him from acting as an investment advisor, underwriter, broker, or dealer in the securities, or as an affiliated person, director, or employee of an investment company, bank savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with the purchase or sale of any securities nor has any person been the subject of any order of a state authority barring or suspending for more than sixty days, the right of such person to be engaged in such activities or to be associated with such activities. No Officer or Director of the Company has been convicted in any criminal proceedings (excluding traffic violations) or the subject of a criminal proceeding which is presently pending.


Involvement in other public companies.
-------------------------------------

      Dr. Gerald D. Curtis since 1999 has been the Secretary and Director of Altrimega Health Corporation Inc. which is a Nevada corporation attempting to develop health and nutritional products. This company has been listed on the OTCBB under the symbol AMHT. Dr. Curtis resigned from this company in April 2001.

     There are no other involvements of any of our officers and directors in any public companies.

Significant employees
---------------------

     We do not intend to hire an office staff. We believe that the company can be effectively managed by its officers and directors. There may be occasions, such as retail selling events, when it will be necessary for the company to hire temporary help at wages consistent with those paid for similar functions performed in the industry.

     Officers and directors, while performing the functions of employees, will be compensated on a per hour basis at the rate of $15.00 per hour for their time. Additionally they shall have sales incentive bonuses of 2.5% of net profits each month.

     It is anticipated that the majority of those functions will be performed by Gerald Curtis who will devote up to approximately 50% of his time to Geraco; Brian Curtis will devote such time to Geraco as is necessary for corporate formalities.


Involvement in certain legal proceedings
----------------------------------------

      During the past five years, no present or former director, executive officer, or person nominated to become a director or executive officer of Geraco, Inc.:

* has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

* was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

* was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his/her involvement in any type of business, securities or banking activities;

* was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

Family relationships
--------------------

     Gerald Curtis is the father of Brian Curtis.



  Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, the common stock ownership of each person known by us to be the beneficial owner of 5% or more of Geraco, Inc.'s common stock. It also sets forth, the common stock ownership of each director and executive officer of Geraco, Inc., and all of our officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                                          Percentage of outstanding
                                          shares of common stock
                                          -------------------------
                           No. of         Before          After
Name and position          shares         offering        offering(2)
---------------------      ---------      -----------     -------------

Gerald D. Curtis   (1)     2,000,000            50.00%            33.00%

Francis Miller             1,000,000            25.00%            16.50%

Dustin Graves              1,000,000            25.00%            16.50%


Officers and Directors     2,000,000            50.00%            33.00%
as a Group

(1)   Also an officer and director
(2)   Assuming sale of all 2,000,000 shares

     There are no contractual arrangements or pledges of Geraco's securities, known to us, which may at a subsequent date result in a change of control of Geraco, Inc.

<PAGE 18

     Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options, warrants or conversion privileges for any or our existing or proposed securities.

                      Description of Securities

     Our authorized capital stock consists of 50,000,000 shares of $0.001 par value common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative. The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors.

Common stock
-----------

     Upon liquidation, dissolution or winding up of Geraco, Inc. and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock which may be sold in future will be upon issuance, fully paid and nonassessable.

     Holders of our common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. There is no preferred stock issued, authorized or proposed. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

     We presently have a total of 4,000,000 shares of our common stock issued and outstanding which are held by 3 shareholders.

Change in Control Provisions
----------------------------

     There are no provisions in our charter or bylaws that would delay, defer or prevent a change in control of Geraco.

                               Experts

     The financial statements as of June 30, 2001 and for the periods then ended included in this prospectus have been audited by Robison Hill and Company, independent public accountants, as stated in his report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     Disclosure of Commission Position of Indemnification for
                    Securities Act Liabilities

      Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is unenforceable.

     In the event a claim for indemnification against such liabilities other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             Organization Within the Last Five Years

     No promoters have been involved with Geraco either directly or indirectly since its inception on February 26, 2001.


                     Description of Business

Business development
--------------------

     Geraco, Inc. was organized as a Nevada corporation on February 26, 2001. Geraco was incorporated for the purpose of selling inspirational cards and gifts from custom manufacturers to retailers, wholesalers, and the general public. It is anticipated that we will primarily sell to retailers, however, we also intend to engage in retail sales on a limited basis. Geraco, Inc. is considered a development stage company; we have no revenues and virtually no assets.

Our business
------------

     Principal products or services and their markets

     Our primary business objective is to satisfy and fulfill the demand of retailers for high quality inspirational cards and gifts. We plan to design or develop our own unique inspirational cards and gifts and have them produced by well established manufacturers in quantity whereby we can sell these items immediately to retailers for an amount which includes a substantial profit to us. We will maximize net profits by minimizing fixed overhead such as salary and employee benefits.

     Distribution methods

     We anticipate selling nationwide, but our initial focus will be in the Colorado area.

     Milestones

     We have set the following milestones to effect our business plan.

      Event                                           Date
      -----------------                               ----

   *   Complete sale of offering                      3-6 mos. from
                                                      effective date

   *   Continue to research and solidify
       relationships with potential suppliers
       contacting manufacturers/wholesalers
       primarily in Colorado re: availability
       and cost of merchandise, especially
       lower-end merchandise which retails for
       less than $20; continue making contact
       with potential end-users, mostly in Colorado,
       in an effort to determine their needs.         Now and on-going


   *   Begin purchasing inventory;                    Upon receipt of first
                                                      proceeds


   *   Rent storage facility                          When needed

   *   Begin sales of inventory                       Upon purchase of first
                                                      inventory

   *   Test some limited retail sales                 12 months
       mostly at swap meets/ flea markets.

   *   Increase volume of inventory purchase and
       resales utilizing retained earnings            12 - 24 months

     Competitive business conditions, methods of competition, our competitive position.

     We will be in direct competition with other entities that market on a National basis and have greater name recognition and assets than we have. We will experience competition from some of the wholesalers/manufacturers from which already well established retailers. It is likely retailers will get a better price from these wholesalers and manufacturers because they have more buying power, an established relationship, and use no middleman. We will also compete with other "jobbers" or intermediaries who are experienced in the gift merchandise industry, have existing relationships with wholesalers and manufacturers, and are better able to analyze costs of goods as well as the potential market. We hope to compete by

      * Price - we believe we must purchase inventory at least 30% - 50% off standard wholesale prices in order to be sufficiently competitive to attract purchases and still make a profit. Our contact with potential suppliers indicates that it will be possible for us to purchase inventory at the prices we need to be profitable.

      * Low Overhead - we will keep our overhead as low as possible to help increase our profit margin;

      * Convenience and Good Service- We also believe by initially limiting our marketing efforts to the greater Colorado area, we will be in a better position to offer "convenience" and good service to retailers while at the same time becoming more quickly attuned to local buying trends.

     We will suffer from extreme competition from a variety of sources but we believe that there is room in the market for us provided we are able to our own unique products at an acceptable price.

     Dependence on a few major suppliers

     At the present time we are attempting to establish working arrangements with manufacturers and suppliers in Colorado but as of this date there are no signed contracts.

     Number of employees

     It is anticipated that the company will primarily be operated by Gerald Curtis and Brian Curtis.

Reports to securities holders
-----------------------------

     Geraco, Inc. has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2, SEC File No. 333-67144, under the Securities Act of 1933 with respect to the securities offered by this
prospectus.   This prospectus omits certain information contained in the
Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits and other schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit. Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549,
through the EDGAR database at www.sec.gov.;   or copies may be obtained from
this office on payment of the usual fees for reproduction. Following the effective date of the prospectus, we will be required to comply with the reporting requirements of the Securities and Exchange Act of 1934. We will file annual, quarterly and other reports with the Securities and Exchange Commission which will also be available at www.sec.gov.

      Management's Discussion and Analysis or Plan of Operation

     We have had only limited operations since our inception in February 2001. We have limited assets of $ 18,060 Prior to this offering, we have dedicated time to developing product concepts, initiating contacts and developing relationships with various entities for manufacturing. Our goal has been to seek merchandise/inventory that is both high quality and low in price. Upon completion of this offering, and for the following twelve months, Management intends to

   * aggressively pursue these relationships in an effort to design high quality merchandise for immediate resale to retailers; we will attempt to develop these relationships in the Western US, primarily in Colorado; we intend to resell this merchandise in the Western US, primarily in Colorado.

   * to purchase such merchandise at quantities and at prices that will average approximately 30% - 50% off the standard wholesale cost for such product in the industry; we will make every effort to stay within these discount percentages in order to be competitive. (These discount estimates are based on our meetings/contacts with Colorado wholesalers/manufacturers); we will make every effort to resell the merchandise at the highest possible profit margin.

   * pursue some limited retail sales on a "test the market" basis (mostly at mailing services stores, swap meets, flea market and expo marts in the greater Denver locale.

   *  limit overhead by (a)  paying only nominal rent for use of an office;
      (b) by limiting payroll and administrative expenses and (c) by the use of sales incentive bonuses of 2.5% of net profits to two of our officers each month.

      During the next twelve months, our cash requirements will include the following:

    *  $500 per month office rent;

    * compensation to two of our officers of approximately $15.00 per hour not to exceed an aggregate of $10,000 in the next twelve month period unless generated from operating revenues

    * legal and accounting expenses associated with compliance with SEC reporting obligations, estimated at $ 5,000

    *  miscellaneous overhead of approximately $3000;

    *  cash to purchase our inventory.

       We will require a minimum of $27,000 for the next 12 months for day to day operating expenses which does not include the $40,000 we need for our initial inventory purchases. We believe that the anticipated $90,000 in net proceeds from this offering will be sufficient to cover both our general operating expenses as well as implementing our business plan through the purchase of inventory. If we do not receive the full amount of proceeds, we will be required to purchase less inventory and find other ways to cut expenses in order to remain operational.

       Even if we are able to raise the full $100,000 in the offering, there is no guarantee that the funds available to us will be sufficient to achieve our goal of penetrating the highly competitive market of retail and wholesale sales. We will encounter substantial competition in the market from others who have much more experience in the industry as well as established relationships with wholesalers, manufacturers and retailer/end users. We believe our main method of competition will be to make every effort to purchase our inventory at least 30% below normal wholesale prices; to keep our overhead low; and to initially limit our market to one geographical locale. We will use every effort to minimize our expenses during our first year of operations and have no plans for additional employees until or unless warranted due to business needs.

      If we do not succeed in seeing limited revenues or, at minimum, the potential of limited revenues, in the next twelve months, we may be forced to discontinue operations unless we are able to raise additional capital. Management is not experienced in developmental companies and may not have correctly estimated its inventory needs for a start up company such as Geraco, nor anticipated purchase prices and resale prices accurately. Even if we succeed in purchasing inventory at what we believe is a acceptable price, we could have difficulty in reselling the same for prices which would be profitable to us. Profit margins on resales of goods could prove to be insufficient to cover our operating expenses. We may need additional funds even if we begin generating revenues; we may also need additional financing for expansion. It may be difficult for us to succeed in securing additional financing. We may be able to attract some private investors, or officers and directors may be willing to make additional cash contributions, advancements or loans. However, we have no agreements with our officers and directors obligating them to make additional cash contributions to Geraco, Inc. In the alternative, we could attempt some form of debt or equity financing. However, there is no guarantee that any of the foregoing methods of financing would be successful. If we fail to achieve at least a portion of our business goals in the next twelve months with the funds available to us, there is substantial uncertainty as to whether we can continue operations.

                       Description of Property

       At the present time we have no property. We intend to pay $500 per month rent to Gerald Curtis (president and CEO) for the use of office space in his home.

          Certain Relationship and Related Transactions

Office rent/services by Gerald D. Curtis
----------------------------------------

      We will pay rent of $500.00 per month for office space which is in the residence of Gerald Curtis and consists of one room with approximately 300 square feet and a telephone. Mr. Curtis has agreed to the use of his residence until such time as we require additional office space.
In addition, Mr. Curtis has agreed to defer these payments if we do not receive maximum proceeds in this offering. He will receive full payment if 100% of proceeds are received; $250 per month if 50% of proceeds are received and $125 per month if 25% of proceeds are received. Mr. Curtis will receive any deferred portions when and if we begin realizing revenues from operations. From inception until this date, Mr. Curtis has provided this office space at no cost. We have expensed it at a deemed fair market value of $300 for the period from inception to June 30 due to the minimal use of the space during start-up. Mr. Curtis also has donated 142 hours of time since inception which has been valued at $15 per hour. Mr. Curtis will not seek reimbursement for these services or rent expenses.

Purchase of common stock
------------------------

      One of our officers/directors, as well as two individuals who are not an officer or director, purchased stock at inception; 4,000,000 common shares were purchased by the three current shareholders for $18,060.


Resolving conflicts of interest
-------------------------------

  The board of directors has determined that its directors are to disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest engaged in by Geraco, Inc. shall be on terms not less favorable than that which could be obtained from an unrelated third party.

     Market for Common Equity and Related Stockholder Matters

No market for our shares
------------------------

     As of the date of this prospectus and for the foreseeable future, there is no public or private market for our shares. In the event that we are successful in raising capital through this offering, there will still be only a limited market (if any at all) for our shares. Only in the event that we are successful in making this initial public offering of our common stock do we anticipate that we will ever have any public market for our securities. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9
-----------------------------------------------

       The shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

       (a) Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a "penny stock" unless it is:

       *     listed on approved national securities exchanges;

       * a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that national exchange;

       *     a security listed on NASDAQ;

       * a security of an issuer that meets minimum financial requirements; or

       * a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation, as defined in the Rule, of at least $5.00 per share.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

      In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We anticipate that following a successful completion of this offering, our shares of common stock will be subject to the penny stock rules.

      Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market.

     (b) Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market.

Possible issuance of additional securities
------------------------------------------

     We may need additional financing to grow our proposed business. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Other provisions
----------------

     Our company's legal council has determined our shares of common stock offered by this prospectus, when issued, will be duly and validly issued, fully paid and nonassessable. See exhibit 11, "Opinion of Legality".

     You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

Shares subject to conversion
----------------------------

     There are no shares reserved for issuance pursuant to outstanding warrants, nor are there currently any outstanding warrants.

Shares subject to Rule 144
--------------------------

     All of our currently outstanding shares, 4,000,000 common shares, are "restricted or control securities". The shares may be sold in compliance with the requirements of Rule 144, after a minimum one year holding period has been met. All of the common shares held by the officers, directors and principal shareholders, were issued on March 1, 2001. This means that the shares will be eligible for resale under Rule 144 one year from the date of issuance, provided a public market for the shares exists, and provided all of the applicable terms and provisions of Rule 144 are met. These terms and provisions include, but are not limited to:

       * the requirement that Geraco be in compliance with its reporting obligations under the Securities Exchange Act of 1934;

       * that sales be conducted in unsolicited transactions through a broker/dealer;

       * that certain sales volume limitations be met during any three month period (sales for each officer and director are limited to an amount which is equal to not more than 1% of the total issued shares of Geraco, Inc. in any three month period)

       * that a Form 144 reporting the transaction be filed with the SEC

     Officers, directors and control persons became subject to the resale restrictions on March 1, 2001 and are subject to the resale provisions of Rule 144 for a minimum of two years from that date and for as long as they are affiliates of Geraco.

OTC Bulletin Board
------------------

     We intend to apply to have our shares cleared for trading on the OTC Bulletin Board. We have not, as of the date of this prospectus, approached any broker-dealer regarding application for listing on the OTC Bulletin Board nor do we have a proposed symbol.

Holders
-------

     We currently have only 3 shareholders.

Dividends
---------

      We have never paid dividends on our common stock. The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

                      Executive Compensation

      As of the date of this prospectus, none of our officers or directors have received any cash compensation from Geraco, Inc.; nor have our officers and directors received any other type of compensation in the form of restricted stock awards, options or other long or short term compensation.

      Following a successful completion of this offering, and while the officers and directors are working as employees of Geraco, they will be compensated at the rate of $15.00 per hour. Additionally, as an incentive to maximize gross profit margins, we will pay to Gerald Curtis and Brian Curtis a monthly bonus of 2.5% of our net profits for the month to each.
With the exception of the first $10,000, these bonuses shall only be paid out of net operating profits (if any) and shall not accrue from one month to the next.

          Changes In and Disagreements with Accountants

     We have not had any changes in or disagreements with our accountant.


                       Financial Statements

  The audited financial statements for Geraco, Inc. for the period from inception on February 26, 2001 through June 30, 2001 begin on the next page.

                           GERACO, INC.
                  (A Development Stage Company)

                               -:-

                   INDEPENDENT AUDITOR'S REPORT

                          JUNE 30, 2001

CONTENTS


                                                                          Page

Independent Auditor's Report.............................................F - 1

Balance Sheet
  June 30, 2001..........................................................F - 2

Statements of Operations for the
  Period From February 26, 2001 (inception) to June 30, 2001.............F - 3

Statement of Stockholders' Equity
  Since February 26, 2001 (inception) to June 30, 2001...................F - 4

Statements of Cash Flows for the
 Period From February 26, 2001 (inception) to June 30, 2001..............F - 5

Notes to Financial Statements............................................F - 6

                                                  ----
                                                 | RH |
                                                  ----
______________________________________________________________________________
ROBISON, HILL & CO.                               Certified Public Accountants
A PROFESSIONAL CORPORATION



                   INDEPENDENT AUDITOR'S REPORT


Geraco, Inc.
(A Development Stage Company)


     We have audited the accompanying balance sheet of Geraco, Inc. (a development stage company) as of June 30, 2001, and the related statements of operations and cash flows for the period from February 26, 2001 (inception) to June 30, 2001, and the statement of stockholders' equity since February 26, 2001 (inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geraco, Inc. (a development stage company) as of June 30, 2001 and the results of its operations and its cash flows for the period from February 26, 2001 (inception) to June 30, 2001 in conformity with generally accepted accounting principles.

                               Respectfully submitted


                               /s/ Robison, Hill & Co.
                               _______________________________________
                               Certified Public Accountants

Salt Lake City, Utah
July 26, 2001





1366 East Murray-Holladay Road, Salt Lake City, Utah 84117-5050
Telephone (801) 272-8045 Facsimile (801) 277-9942

                           GERACO, INC.
                  (A Development Stage Company)
                          BALANCE SHEETS

                                                               June 30,
                                                                2001
                                                              ------------
Assets:
 Cash & Cash Equivalents                                      $    18,060
                                                              ============

Liabilities:                                                  $         -
                                                              ------------
Stockholders' Equity:
  Preferred Stock, Par value $.001
    Authorized 10,000,000 shares
    No shares issued at June 30, 2001                                   -
  Common Stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 4,000,000 shares at June 30, 2001                        4,000
  Paid-In Capital                                                  14,365
  Deficit Accumulated During Development Stage                       (305)
                                                              ------------

     Total Stockholders' Equity                                    18,060
                                                              ------------

     Total Liabilities and Stockholders' Equity               $    18,060
                                                              ============



The accompanying notes are an integral part of these financial statements.

                           GERACO, INC.
                  (A Development Stage Company)
                     STATEMENTS OF OPERATIONS


                                                      Cumulative
                                                      since
                                                      February 26,
                                                      2001
                                                      Inception of
                                                      Development
                                                      Stage
                                                      to
                                                      June 30,
                                                      2001
                                                      ------------
Revenues:                                             $         -
Expenses:
  General & Administrative                                    305
                                                      ------------

  Net Loss                                            $      (305)
                                                      ------------

Basic & Diluted loss per share                        $         -
                                                      ============






The accompanying notes are an integral part of these financial statements.

                           GERACO, INC.
                  (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY
       SINCE FEBRUARY 26, 2001 (INCEPTION) TO JUNE 30, 2001


                                                                 Deficit
                                                                 Accumulated
                                                                 Since
                                                                 February 26,
                                                                 2001
                                                                 Inception of
                               Common Stock         Paid-In      Development
                          Shares        Par Value   Capital      Stage
                          ------------ ------------ ------------ ------------
Balance at
 February 26, 2001
 (inception)                        -  $         -  $         -  $         -

June 26, 2001, Common
 Stock Issued for Cash      4,000,000        4,000       14,060            -

Contributed Capital
 Paid for Expenses                  -            -          305            -

Net Loss                            -            -            -         (305)
                          ------------ ------------ ------------ ------------
Balance at
 June 30, 2001              4,000,000  $     4,000  $    14,365  $      (305)
                          ============ ============ ============ ============










The accompanying notes are an integral part of these financial statements.

                           GERACO, INC.
                  (A Development Stage Company)
                     STATEMENTS OF CASH FLOWS


                                                      Cumulative
                                                      since
                                                      February 26,
                                                      2001
                                                      Inception of
                                                      Development
                                                      Stage
                                                      to
                                                      June 30,
                                                      2001
                                                      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                              $      (305)
                                                      ------------

  Net Cash Used in Operating Activities                      (305)
                                                      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Net cash provided by Investing Activities                     -
                                                      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed Capital                                           305
Proceeds from Issuance of Common Stock                     18,060
                                                      ------------

  Net Cash Provided by Financing Activities                18,365
                                                      ------------

Net (Decrease) Increase in Cash and Cash Equivalents       18,060

Cash and Cash Equivalents at Beginning of Period                -
                                                      ------------

Cash and Cash Equivalents at End of Period            $    18,060
                                                      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                            $         -
  Franchise and income taxes                          $         -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: None



The accompanying notes are an integral part of these financial statements.

                           GERACO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 26, 2001 TO JUNE 30, 2001


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of accounting policies for Geraco, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation
--------------------------------------

     The Company was incorporated under the laws of the State of Nevada on February 26, 2001. The Company's fiscal year end is June 30. Since February 26, 2001, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business
------------------

     The Company has no products or services as of June 30, 2001. The Company was organized as a vehicle to market inspirational greeting cards and gifts.

Cash and Cash Equivalents
-------------------------

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates
--------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
----------------------------

     The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                           GERACO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 26, 2001 TO JUNE 30, 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                               Per-Share
                                     Income       Shares       Amount
                                     ------------ ------------ ------------
                                     (Numerator) (Denominator)

                                     For the year period ended June 30, 2001
                                     ---------------------------------------
Basic Loss per Share
Loss to common shareholders          $      (305)     160,000  $          -
                                     ============ ============ =============

     The Company has no outstanding common stock equivalents as of June 30, 2001.

NOTE 2 - INCOME TAXES

     As of June 30, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $300 that may be offset against future taxable income through 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

     The Company has been in the development stage since its formation on February 26, 2001. The Company has been primarily engaged in developing product concepts, initiating contacts and developing relationships with various entities for manufacturing. As is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

     As of June 30, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

              Outside Back Cover Page of Prospectus

         Until July 26, 2001, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction


                 ____________________________________


                         2,000,000 Shares

                           Geraco, Inc.

                           Common stock

                      _____________________

                            Prospectus

                         October 29, 2001

                           Geraco, Inc.
                    198 Union Blvd. Suite #200
                        Lakewood, CO 80024
                          (303) 949-2598

                EXHIBIT A - Subscription Agreement

                      Subscription Agreement

                           GERACO, INC.

                           Common Stock


     1. SUBSCRIPTION. Effective the __ day of____________ , 2001, the undersigned hereby applies to purchase ____________________(_______) shares of the common stock of Geraco,Inc., par value $0.001, or a total purchase price of ________________________________________ Dollars
($_________), such purchase being made in accordance with the terms and conditions of the prospectus, dated ___________, 2001, according to which the shares have been offered to the undersigned. (The undersigned understands that the minimum purchase is $50 - 1000 shares.) This subscription may be accepted or rejected in whole or in part by Geraco, Inc. We have the right, exercisable in our sole and absolute discretion, to accept subscriptions in any order we may determine.

     2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants the following to be true and correct:

            (a)     the undersigned has received the prospectus.

            (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

            (c) the undersigned recognizes that Geraco, Inc. is newly formed, has no history of operations, revenues or profits and that acquisition of the shares as an investment involves a high degree of risk;

            (d) if an individual, the undersigned is 18 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below; and

            (e) all of the representations of the undersigned herein are true and accurate, and Geraco, Inc. and the officers and directors of Geraco, Inc. will and may, without further investigation, rely on such representations.

     3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable
to " Geraco, Inc."   The undersigned hereby authorizes and directs the
officers and directors of Geraco, Inc. to deliver this subscription agreement to Geraco, Inc. and pay the funds delivered herewith to Geraco, Inc., to the extent that the undersigned's subscription has been accepted.

     The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of Geraco, Inc. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

     4. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify Geraco, Inc. immediately if any of the statements described above made herein shall become untrue. Until such notification is given, Geraco, Inc. and its officers and directors will be entitled to rely on the accuracy of the information set forth herein.

     5. OWNERSHIP. The undersigned's interest will be owned and should be shown on Geraco, Inc.'s records as follows:

Name: ___________________________________________________

Name: ___________________________________________________

     6. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for __________________________________ shares of Geraco, Inc.'s common stock at a price of $.05 per Share, for a total subscription price of $______________________, which amount is enclosed. [1000 shares minimum purchase]

     IN WITNESS WHEREOF, the undersigned has executed this subscription agreement.

__________________________________    __________________________________
Name of Subscriber                    Social Security or Tax I.D. Number


__________________________________    __________________________________
Name of Additional                    Social Security or Tax I.D.
Subscriber (if more than one)         Number of Additional Subscriber


__________________________________    __________________________________
Residence Address                     Mailing Address (if different from
                                      Residence Address)

__________________________________     _________________________________
City and State            Zip Code     City and State          Zip Code



__________________________________     _________________________________
Home Telephone Number & Area Code      Business Telephone Number & Area Code



Form of Ownership (Circle One):

Individual        JTROS        Tenants      Community    Custodian   Trustee
Ownership         (all         in Common    Property
                  parties      (both        (one
                  must sign)   parties      signature
                               must sign)   required)

Authorized Signature of                Authorized Signature of
Subscriber                             Additional Subscriber

__________________________________     _____________________________________

                             PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS
----------------------------------------------------------------------------

ITEM 24   Indemnification of Directors and Officers


     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


ITEM 25 - Other Expenses of Issuance and Distribution

     All expenses are estimates

                                             Amount
     Expense                                 Maximum
     -------                                 -------

     SEC Registration Fees                   $    52.80

     Blue Sky fees and expenses              $ 1,000.00

     Printing and shipping expenses          $ 2,000.00

     Legal fees and expenses                 $ 5,000.00

     Accounting fees and expenses            $ 1,000.00

     Transfer and miscellaneous expenses     $   947.20

     Total                                   $10,000.00

ITEM 26 - Recent Sales of Unregistered Securities

     The following unregistered securities were issued by Geraco,Inc.:

     On March 1, 2001, we issued 4,000,000 shares to Gerald Curtis, Francis Miller, and Dustin Graves as founders and Gerald Curtis and Brian Curtis as officers and directors of the Company. The transaction was effected pursuant to Section 4(2) of the Securities Act of 1933, as amended.


ITEM 27- Exhibits

(A)  Exhibits

Exhibit
Number              Description
-------             -----------

2.1*                Articles of Incorporation
2.2*                By-laws

10.1***             Consent of Independent Auditor
10.2**              Consent of Legal Counsel
                    (Included in Exhibit 11)
11**                Opinion of Legality


* Filed with the Securities and Exchange Commission as part of the initial Form SB-2 Registration Statement on August 9, 2001

** Filed with the Securities and Exchange Commission as part of Form SB-2/A#1 on September 19, 2001

***   Filed herewith

ITEM 28 - Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Geraco, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Geraco, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Geraco, Inc. hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

     The issuer has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on October 24, 2001.


                                          Geraco, Inc.


                                          By: /s/ Gerald D. Curtis
                                              -------------------------------
                                          Its: President, Secretary, Treasurer
                                               and Financial Officer
                                               Director and Chief Accounting




                                45